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                                                                   EXHIBIT 10.85

                                    AGREEMENT

      Effective as of January 4, 2000, Alliance Gaming Corporation and Kirkland Investment Corporation, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby extend and renew the agreement between them dated July 1, 1997 (the "Agreement") in the following manner:

      Alliance shall not give notice of non-extension required by the first paragraph of the Agreement so as to cause the Agreement to expire before June 30, 2004. However, the parties agree that this document shall constitute notice, as required by the Agreement, that the Agreement shall not be extended beyond June 30, 2004.

      This Agreement may be executed in several counterparts, each of which shall be deemed an original. This Agreement is dated as set forth below.


Alliance Gaming Corporation               Kirkland Investment Corporation

By  /s/ ROBERT L. MIODUNSKI               By  /s/ JOEL KIRSCHBAUM
  -----------------------------------       -----------------------------------
        Robert L. Miodunski,                      Joel Kirschbaum, President
        Chief Operating Officer
        & Senior Vice-President